NEWS RELEASE
Five Below, Inc. Announces Second Quarter Fiscal 2024 Financial Results
Q2 Net Sales Increase of 9.4% to $830.1 million
Q2 GAAP Diluted EPS of $0.60, Q2 Adjusted Diluted EPS of $0.54
Updates Full Year 2024 Guidance
PHILADELPHIA, PA – (August 28, 2024) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the second quarter and year to date period ended August 3, 2024.

For the second quarter ended August 3, 2024:
•Net sales increased by 9.4% to $830.1 million from $759.0 million in the second quarter of fiscal 2023; comparable sales decreased by 5.7%.
•The Company opened 62 new stores and ended the quarter with 1,667 stores in 43 states. This represents an increase in stores of 18.5% from the end of the second quarter of fiscal 2023.
•Operating income was $41.5 million compared to $58.6 million in the second quarter of fiscal 2023. Adjusted operating income(1) was $37.0 million.
•The effective tax rate was 25.9% compared to 25.6% in the second quarter of fiscal 2023.
•Net income was $33.0 million compared to $46.8 million in the second quarter of fiscal 2023. Adjusted net income(1) was $29.7 million.
•Diluted income per common share was $0.60 compared to $0.84 in the second quarter of fiscal 2023. Adjusted diluted income per common share(1) was $0.54.
•The Company repurchased approximately 85,000 shares in the second quarter of fiscal 2024 at a cost of approximately $10.0 million.
(1) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information.”

Ken Bull, Interim CEO, President and COO of Five Below said, “Our second quarter results fell short of what we know this business is capable of delivering. Our response to the macro pressures of the last few years and the evolving consumer environment has required even greater execution, compelling and differentiated assortments and focus on the customer."

Mr. Bull continued, "The good news is we believe the issues are fixable. We are refocused on delivering an edited assortment that leads with value and newness to wow our core pre-teen and teen customer, maximizing each of our worlds and offering a fun store experience that reflects our brand. We remain confident in our long-term store growth opportunity, however we are moderating store growth to 150 to 180 stores in 2025. This will allow us to focus on our initiatives and improve store level execution. I am confident in the core appeal of Five Below, the underlying strength of our business model, the talent of the teams across the company, and our ability to reinforce our destination appeal and improve our results."

For the year to date period ended August 3, 2024:
•Net sales increased by 10.6% to $1.64 billion from $1.49 billion in the year to date period of fiscal 2023; comparable sales decreased by 4.1%.
•The Company opened 123 new stores compared to 67 new stores in the year to date period of fiscal 2023.
•Operating income was $77.7 million compared to $101.0 million in the year to date period of fiscal 2023. Adjusted operating income(2) was $75.2 million.
•The effective tax rate was 24.8% compared to 22.6% in the year to date period of fiscal 2023.
•Net income was $64.5 million compared to $84.3 million in the year to date period of fiscal 2023. Adjusted net income(2) was $62.6 million.
•Diluted income per common share was $1.17 compared to $1.51 in the year to date period of fiscal 2023. The benefit from share-based accounting was approximately $0.01 in the year to date period of fiscal 2024 compared to approximately $0.06 in the year to date period of fiscal 2023. Adjusted diluted income per common share(2) was $1.13.
•The Company repurchased approximately 267,000 shares in the year to date period of fiscal 2024 at a cost of approximately $40.0 million
(2) A reconciliation of adjusted operating income, adjusted net income, and adjusted diluted income per common share to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") is set forth in the schedule accompanying this release. See also “Non-GAAP Information."

Third Quarter and Fiscal 2024 Outlook:
The Company expects the following results for the third quarter and full year fiscal 2024:

For the third quarter of Fiscal 2024:
•Net sales are expected to be in the range of $780 million to $800 million based on opening approximately 85 new stores and assumes a mid-single digit decrease in comparable sales.
•Net loss is expected to be in the range of $2 million to $13 million. Adjusted net income(3) is expected to be in the range of $5 million to $12 million.
•Diluted loss per common share is expected to be in the range of $0.04 to $0.24 on approximately 55.3 million diluted weighted average shares outstanding. Adjusted diluted income per common share(3) is expected to be in the range of $0.10 to $0.22.
(3) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes asset disposals, retention awards, and costs associated with cost-optimization initiatives, net of income tax impacts.

For the full year of Fiscal 2024:
•Net sales are expected to be in the range of $3.73 billion to $3.80 billion based on opening approximately 230 new stores and assumes an approximate 4% to 5.5% decrease in comparable sales.
•Net income is expected to be in the range of $220 million to $244 million. Adjusted net income(4) is expected to be in the range of $241 million to $261 million.
•Diluted income per common share is expected to be in the range of $3.98 to $4.41 on approximately 55.3 million diluted weighted average shares outstanding. Adjusted diluted income per common share(4) is expected to be in the range of $4.35 to $4.71.
•Gross capital expenditures are expected to be approximately $335 million to $345 million in fiscal 2024.
(4) Adjusted net income and adjusted diluted income per common share exclude the impact of nonrecurring or non-cash items which includes asset disposals, retention awards, stock compensation benefits, costs associated with cost-optimization initiatives, and a settlement of employment-related litigation, net of income tax impacts.

Conference Call Information:
A conference call to discuss the financial results for the second quarter of fiscal 2024 is scheduled for today, August 28, 2024, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call will be available online at investor.fivebelow.com, where a replay will be available shortly after the conclusion of the call. Investors and analysts interested in participating in the call are invited to dial 412-902-6753 approximately 10 minutes prior to the start of the call.

Non-GAAP Information:
This press release includes adjusted operating income, adjusted net income, and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures within this filing. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a meaningful evaluation of its quarterly and fiscal year 2024 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2023 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this filing. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to our management transition, to disruption to the global supply chain, risks related to the Company's strategy and expansion plans, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use; risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company's merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers' payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens and beyond. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5 in our incredible Five Beyond Shop, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has nearly 1,700 stores in 43 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, and Facebook @FiveBelow.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations
215-207-2658
InvestorRelations@fivebelow.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	August 3, 2024	February 3, 2024	July 29, 2023
Assets
Current assets:
Cash and cash equivalents	$209,039	$179,749	$334,544
Short-term investment securities	118,680	280,339	101,813
Inventories	639,881	584,627	543,621
Prepaid income taxes and tax receivable	14,140	4,834	10,524
Prepaid expenses and other current assets	136,899	153,993	121,424
Total current assets	1,118,639	1,203,542	1,111,926
Property and equipment, net	1,246,880	1,134,312	1,013,686
Operating lease assets	1,627,483	1,509,416	1,407,474
Long-term investment securities	—	7,791	—
Other assets	20,142	16,976	16,322
	$4,013,144	$3,872,037	$3,549,408

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Accounts payable	255,965	256,275	249,093
Income taxes payable	—	41,772	—
Accrued salaries and wages	12,574	30,028	26,279
Other accrued expenses	164,226	146,887	162,919
Operating lease liabilities	252,440	240,964	211,177
Total current liabilities	685,205	715,926	649,468
Other long-term liabilities	8,662	6,826	4,925
Long-term operating lease liabilities	1,642,055	1,497,586	1,394,698
Deferred income taxes	69,481	66,743	60,171
Total liabilities	2,405,403	2,287,081	2,109,262
Shareholders’ equity:
Common stock	549	551	556
Additional paid-in capital	141,029	182,709	254,687
Retained earnings	1,466,163	1,401,696	1,184,903
Total shareholders’ equity	1,607,741	1,584,956	1,440,146
	$4,013,144	$3,872,037	$3,549,408

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net sales	$830,069	$758,981	$1,641,932	$1,485,228
Cost of goods sold (exclusive of items shown separately below)	558,283	494,402	1,106,626	985,845
Selling, general and administrative expenses	188,809	175,103	378,995	338,309
Depreciation and amortization	41,468	30,882	78,652	60,068
Operating income	41,509	58,594	77,659	101,006
Interest income and other income	3,054	4,342	8,044	7,989
Income before income taxes	44,563	62,936	85,703	108,995
Income tax expense	11,563	16,101	21,236	24,682
Net income	$33,000	$46,835	$64,467	$84,313
Basic income per common share	$0.60	$0.84	$1.17	$1.51
Diluted income per common share	$0.60	$0.84	$1.17	$1.51
Weighted average shares outstanding:
Basic shares	55,027,663	55,675,357	55,097,840	55,662,930
Diluted shares	55,042,588	55,801,507	55,148,893	55,789,323

FIVE BELOW, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023
Operating activities:
Net income	$64,467	$84,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78,652	60,068
Share-based compensation expense	4,728	9,605
Deferred income tax expense	2,738	1,021
Other non-cash expenses	196	72
Changes in operating assets and liabilities:
Inventories	(55,254)	(15,901)
Prepaid income taxes and tax receivable	(9,306)	(1,626)
Prepaid expenses and other assets	13,856	6,644
Accounts payable	887	17,674
Income taxes payable	(41,772)	(19,928)
Accrued salaries and wages	(17,454)	859
Operating leases	37,878	20,782
Other accrued expenses	18,078	5,685
Net cash provided by operating activities	97,694	169,268
Investing activities:
Purchases of investment securities and other investments	(4,508)	(128,950)
Sales, maturities, and redemptions of investment securities	173,958	93,982
Capital expenditures	(191,472)	(116,423)
Net cash used in investing activities	(22,022)	(151,391)
Financing activities:
Net proceeds from issuance of common stock	600	440
Repurchase and retirement of common stock	(40,226)	—
Proceeds from exercise of options to purchase common stock and vesting of restricted and performance-based restricted stock units	1	54
Common shares withheld for taxes	(6,757)	(16,151)
Net cash used in financing activities	(46,382)	(15,657)
Net increase in cash and cash equivalents	29,290	2,220
Cash and cash equivalents at beginning of period	179,749	332,324
Cash and cash equivalents at end of period	$209,039	$334,544

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Operating income, as reported	$41,509	$58,594	$77,659	$101,006
Adjustments:
Non-recurring employment-related litigation	—	—	1,976	—
Retention awards(5)	1,647	—	1,647	—
Non-recurring stock compensation benefit	(6,116)	—	(6,116)	—
Adjusted operating income(6)	$37,040	$58,594	$75,166	$101,006

Reconciliation of net income, as reported, to adjusted net income

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Net income, as reported	$33,000	$46,835	$64,467	$84,313
Adjustments:
Non-recurring employment-related litigation, net of tax	—	—	1,486	—
Retention awards, net of tax(5)	1,220	—	1,239	—
Non-recurring stock compensation benefit, net of tax	(4,532)	—	(4,599)	—
Adjusted net income(6)	$29,688	$46,835	$62,592	$84,313

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Diluted income per common share, as reported	$0.60	$0.84	$1.17	$1.51
Adjustments:
Non-recurring employment-related litigation per share	—	—	0.03	—
Retention awards per share(5)	0.02	—	0.02	—
Non-recurring stock compensation benefit per share	(0.08)	—	(0.08)	—
Adjusted diluted income per common share(6)	$0.54	$0.84	$1.13	$1.51

(5) Retention awards relate to the on-going expense recognition of cash and equity granted to certain individuals in fiscal 2024 during the CEO transition that will be earned and have vestings through fiscal 2026.
(6) Components may not add to total due to rounding.